Exhibit 99.1

NEWS RELEASE

Investor Contact:	Media Contact:
James R. Lance	Cara Tocci
Vice President, Corporate Finance and Investor Relations	Vice President, Corporate Communications
Foot Locker, Inc.	Foot Locker, Inc.
jlance@footlocker.com	cara.tocci@footlocker.com
(212) 720-4600	(914) 582-0304

FOOT LOCKER, INC. LAUNCHES SENIOR NOTES OFFERING

NEW YORK, NY, September 29, 2021 – Foot Locker, Inc. (NYSE: FL) (“Foot Locker” or the “Company”), the New York-based specialty athletic retailer, is launching a private offering of $400 million in aggregate principal amount of its Senior Notes due 2029 (the “Notes”), subject to market and other conditions. Foot Locker intends to use the net proceeds from this offering for general corporate purposes.

The Notes are being offered to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and shall not constitute an offer, solicitation or sale in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Foot Locker, Inc.

Foot Locker, Inc. leads the celebration of sneaker and youth culture around the globe through a portfolio of brands including Foot Locker, Kids Foot Locker, Champs Sports, Eastbay, WSS, Footaction, and Sidestep. With approximately 3,000 retail stores in 27 countries across North America, Europe, Asia, Australia, and New Zealand as well as websites and mobile apps, the Company’s purpose is to inspire and empower youth culture around the world, by fueling a shared passion for self-expression and creating unrivaled experiences at the heart of the global sneaker community. Foot Locker, Inc. has its corporate headquarters in New York. For additional information please visit https://www.footlocker-inc.com.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as the offering and sale of the Notes, the intended use of net proceeds from the offering of the Notes and other such matters, are forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. The forward-looking statements contained in this press release are largely based on the Company’s expectations for the future, which reflect certain estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions, operating trends, and other factors. Although the Company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve

Foot Locker, Inc.  330 West 34th Street, New York, NY 10001

a number of risks and uncertainties that could cause actual results to differ materially from those discussed in forward-looking statements, many of which are beyond the Company’s control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 30, 2021 filed with the Securities Exchange Commission (“SEC”) on March 25, 2021 and the other filings that the Company makes with the SEC. Any changes in such assumptions or factors could produce significantly different results. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Foot Locker, Inc.  330 West 34th Street, New York, NY 10001